CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257981) of Rapid Micro Biosystems, Inc. of our report dated March 24, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

March 24, 2022